CUSIP No. 10552T107	13D	Page 1 of 1 pages

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 10th day of August 2023.

SALIC International Investment Company

By:	/s/ Sulaiman AlRumaih
Name:	Sulaiman AlRumaih
Title:	Chief Executive Officer

Saudi Agricultural and Livestock Investment Company

By:	/s/ Sulaiman AlRumaih
Name:	Sulaiman AlRumaih
Title:	Chief Executive Officer

The Public Investment Fund

By:	/s/ Yasir O. AlRumayyan
Name:	Yasir O. AlRumayyan
Title:	Governor